Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

STEEL SPORTS INC., a Delaware corporation
BASEBALL HEAVEN INC., a Delaware corporation
THE SHOW, LLC, a Delaware limited liability company
ARISTOS LOGIC CORPORATION. a Delaware corporation
ADAPTEC FAR EAST, INC., a California corporation
PLATYS COMMUNICATIONS, INC., a Delaware corporation
EUROLOGIC SYSTEMS, INC., a Delaware corporation
ROGUE PRESSURE SERVICES LTD., a Delaware corporation
ADPT (S) PTE. LTD., a corporation organized under the laws of Singapore
ADAPTEC HONG KONG LTD., a corporation organized under the laws of Hong Kong
ADAPTEC (INDIA) PVT LTD., a corporation organized under the laws of India
ARISTOS LOGIC TECHNOLOGY INDIA PVT LTD., a corporation organized under the laws of India
ADPT CI LTD., a corporation organized under the laws of the Cayman Islands
ADPT TECH HOLDING LTD., a corporation organized under the laws of the Cayman Islands
ADPT CAYMAN LICENSING LTD., a corporation organized under the laws of the Cayman Islands
ADPT STORAGE IRELAND LTD., a corporation organized under the laws of Ireland
ADAPTEC LUXEMBOURG SARL, a corporation organized under the laws of Luxembourg
ADAPTEC GMBH, a corporation organized under the laws of Germany
ICP VORTEX COMPUTERSYSTEME GMBH, a corporation organized under the laws of Germany
ADPTUK, LTD., a corporation organized under the laws of United Kingdom
EUROLOGIC SYSTEMS GROUP, LTD., a corporation organized under the laws of Ireland
EUROLOGIC SYSTEMS LTD., a corporation organized under the laws of Ireland
RICHMONT COMPUTERS LTD., a corporation organized under the laws of Ireland
WELL SERVICES LTD, a Delaware corporation.